UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 11, 2003

ALARIS MEDICAL, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

Item 5. Other Disclosure

On June 11, 2003, ALARIS Medical, Inc. announced today that it intends to offer and sell 9,100,000 shares of its common stock in a public offering to commence shortly as part of a previously announced recapitalization. The primary purpose of the recapitalization is to reduce interest expense and debt level, simplify the Company’s capital structure and add greater flexibility to the capital structure through the introduction of pre-payable bank debt. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALARIS MEDICAL, INC.

Date: June 11, 2003	/s/DAVID L. SCHLOTTERBECK ———————————————— David L. Schlotterbeck President and Chief Executive Officer

EXHIBIT INDEX

       Exhibit

         99.1          Press release of ALARIS Medical, Inc., dated June 11, 2003.